Exhibit 99.1

Ventas Comments on COVID-19 and Provides Update on Full-Year 2020 Guidance

CHICAGO--(BUSINESS WIRE)--March 17, 2020--Ventas, Inc. (NYSE:VTR) (“Ventas” or the “Company”) today issued the following statement regarding the on-going COVID-19 pandemic.

“At Ventas, our first priority is the health and safety of our residents and tenants, our employees and the caregivers who work for our operating partners,” said Debra A. Cafaro, Chairman and CEO of Ventas. “We are carefully monitoring the impact of the COVID-19 pandemic, and the ongoing efforts to manage and contain it.”

Ms. Cafaro continued, “In our senior housing portfolio, and enterprise wide, our 2020 results through February were in-line with our previously announced expectations. However, until we have a clearer understanding of the depth, duration and geographic reach of the COVID-19 pandemic, we believe it is appropriate to withdraw our previously provided 2020 financial guidance. While we cannot predict how long this situation will last, we are focused on maintaining a strong balance sheet, liquidity and financial flexibility. As a precautionary measure, we recently drew on the Company’s revolving credit facility in the amount of $2.75 billion.”

“Ventas has a long track record of successfully preparing for, and managing through, dynamic and challenging markets conditions. Our diversified portfolio, leading operating partners and experienced and tenured team are important assets in these extraordinary times,” Cafaro concluded.

Senior Housing Business

The Company’s interdisciplinary teams were early and comprehensive in their active engagement with its senior housing operating partners and tenants, who are implementing CDC or local-equivalent protocols and other best practices in response to COVID-19. Most of the Company’s operating partners are now restricting or limiting access to their communities, either voluntarily or in response to regulatory restrictions. Ventas’s operating partners are also taking other risk mitigation actions, such as coordinating with third-party contract labor providers, procuring stand-by professional cleaning services and providing enhanced COVID-19 training to staff.

Through February 2020, the senior housing operating business has delivered results in-line with the Company’s expectations. Further, thus far in 2020 the Company has received substantially all of its NNN rent payments, as expected.

However, there are now strong indications that tours and move-ins are beginning to slow and the pandemic raises the risk of an elevated level of move-outs. The operating costs of Ventas’s partners are increasing as they respond to the COVID-19 pandemic. The Company expects these trends to accelerate. Accordingly, although it is too early to know the extent of the impact, the Company is withdrawing its previously provided 2020 financial guidance.

Liquidity

The Company is taking prudent steps to increase liquidity and preserve financial flexibility. In addition to the March 1, 2020 closing of Ventas’s perpetual life vehicle, which provided $0.6 billion in proceeds, the Company recently drew $2.75 billion under its $3.0 billion Revolving Credit Facility. Upon receipt of the full proceeds, the Company expects to have approximately $2.75 billion in cash on its balance sheet.

Because of the proactive steps the Company has recently taken, it has limited debt maturities through 2021, negligible commercial paper outstanding and no unannounced investment commitments.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of senior housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.

This press release includes forward-looking statements. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2019 and for the year ending December 31, 2020 ; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties for catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects, including projects undertaken through its joint ventures; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

Contacts

Ventas, Inc.
Juan Sanabria
877-4-VENTAS